Exhibit 21.1

Subsidiaries of the Company

The following is a list of the Company’s significant subsidiaries as of March 1, 2010.

Name of Significant Subsidiary	Jurisdiction of Incorporation	Portion of Ownership Interest
Genco Beauty Limited	Marshall Islands	100%
Genco Knight Limited	Marshall Islands	100%
Genco Leader Limited	Marshall Islands	100%
Genco Vigour Limited	Marshall Islands	100%
Genco Prosperity Limited	Marshall Islands	100%
Genco Success Limited	Marshall Islands	100%
Genco Carrier Limited	Marshall Islands	100%
Genco Wisdom Limited	Marshall Islands	100%
Genco Marine Limited	Marshall Islands	100%
Genco Progress Limited	Marshall Islands	100%
Genco Sugar Limited	Marshall Islands	100%
Genco Explorer Limited	Marshall Islands	100%
Genco Pioneer Limited	Marshall Islands	100%
Genco Reliance Limited	Marshall Islands	100%
Genco Ship Management LLC	Delaware	100%
Genco Muse Limited	Marshall Islands	100%
Genco Acheron Limited	Marshall Islands	100%
Genco Surprise Limited	Marshall Islands	100%
Genco Investments LLC	Marshall Islands	100%
Genco Augustus Limited	Marshall Islands	100%
Genco Tiberius Limited	Marshall Islands	100%
Genco London Limited	Marshall Islands	100%
Genco Titus Limited	Marshall Islands	100%
Genco Constantine Limited	Marshall Islands	100%
Genco Hadrian Limited	Marshall Islands	100%
Genco Commodus Limited	Marshall Islands	100%
Genco Maximus Limited	Marshall Islands	100%
Genco Claudius Limited	Marshall Islands	100%
Genco Predator Limited	Marshall Islands	100%
Genco Warrior Limited	Marshall Islands	100%
Genco Hunter Limited	Marshall Islands	100%
Genco Charger Limited	Marshall Islands	100%
Genco Challenger Limited	Marshall Islands	100%
Genco Champion Limited	Marshall Islands	100%
Genco Cavalier	Marshall Islands	100%
Genco Raptor	Marshall Islands	100%
Genco Thunder	Marshall Islands	100%
Baltic Trading Limited	Marshall Islands	100%